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                                                            Exhibit I



Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88613, 333-42987, 333-34125, Nos. 33-59049,
33-41934, 33-56088, 33-59049, 33-59141, 33-55173, 33-55709 and 33-60943) of
Viacom Inc. of our report dated June 21, 2000, included in part (a) of this Form 11-K as listed in the accompanying index.



PricewaterhouseCoopers LLP

New York, New York
June 21, 2000